Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

NightHawk Biosciences, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table1 – Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)(2)(3)	Proposed Maximum Offering Price per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common stock, par value $0.0002 per share	Rule 457(c) and Rule 457(h)(4)	5,000,000	$1.79	$8,950,000	$110.20 per $1,000,000	$986.29
Total Offering Amounts					$8,950,000	$110.20 per $1,000,000	$986.29
Total Fee Offsets(5)							—
Net Fee Due							$986.29

(1)

The securities to be registered include options and other rights to acquire the common stock of NightHawk Biosciences, Inc. (the “Registrant”) issuable pursuant to the Registrant’s 2018 Stock Incentive Plan, as amended (the “Plan”).

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(3)

This registration statement also covers the common stock purchase rights issuable in accordance with the rights agreement, dated as of March 11, 2018, as amended by Amendment No. 1 thereto dated March 8, 2019, Amendment No. 2 thereto dated March 10, 2020, Amendment No. 3 thereto dated March 8, 2021 and Amendment No. 4 thereto dated March 11, 2022 by and between the Registrant and Continental Stock Transfer & Trust Company, as Rights Agent, which are presently attached to and trade with the Registrant’s common stock.

(4)

Calculated pursuant to Rule 457(c) and 457(h) of the Securities Act solely for purposes of calculating the registration fee. The price for the shares under the Plan is based upon the average of the high and low sale prices of the Registrant’s common stock reported on the NYSE American LLC on September 30, 2022.

(5)	The Registrant does not have any fee offsets to claim.